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                                                                     EXHIBIT 11

                      CCC INFORMATION SERVICES GROUP INC.
           STATEMENT RE: COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                (In Thousands)

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                                                                                           ACTUAL YEAR ENDED
                                                                         ----------------------------------------------------
                                                                         12/31/96   12/31/95   12/31/94   12/31/93   12/31/92
                                                                         --------   --------   --------   --------   --------
Income (loss) per share from continuing operations:

Income (loss) from continuing operations                                   15,522      1,286    (13,159)    (5,774)    (7,260)
                                                                         --------   --------   --------   --------   --------
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Weighted average common shares outstanding:
  Shares attributable to common stock outstanding                          19,061     16,300     13,090      9,245      9,080
  Shares attributable to common stock equivalents outstanding               1,306        577        --         --         --
  Shares attributable to options pursuant to Staff Accounting
     Bulletin No. 8                                                           --         151        151        151        151
                                                                         --------   --------   --------   --------   --------
                                                                           20,367     17,028     13,241      9,396      9,231
                                                                         --------   --------   --------   --------   --------

Income (loss) per share from continuing operations                       $   0.76   $   0.08   $  (0.99)  $  (0.61)  $  (0.78)
                                                                         --------   --------   --------   --------   --------
                                                                         --------   --------   --------   --------   --------

Income (loss) per share from discontinued operations:

Income (loss) from discontinued operations                                    --         --       1,006     (4,357)       409
                                                                         --------   --------   --------   --------   --------
Weighted average common shares outstanding:
  Shares attributable to common stock outstanding                          19,061     16,300     13,090      9,245      9,080
  Shares attributable to common stock equivalents outstanding               1,306        577        --         --         --
  Shares attributable to options pursuant to Staff Accounting
    Bulletin No. 8                                                            --         151        151        151        151
                                                                         --------   --------   --------   --------   --------
                                                                           20,367     17,028     13,241      9,396      9,231
                                                                         --------   --------   --------   --------   --------
                                                                         --------   --------   --------   --------   --------

Income (loss) per share from discontinued operations                     $    --    $    --    $   0.07   $  (0.47)  $   0.04
                                                                         --------   --------   --------   --------   --------

Extraordinary loss on early retirement of debt, net of taxes per share:

Extraordinary loss on early retirement of debt, net of taxes:                (678)      --          --         --         --
                                                                         --------   --------   --------   --------   --------
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Weighted average common shares outstanding:
  Shares attributable to common stock outstanding                          19,061     16,300     13,090      9,245      9,080
  Shares attributable to common stock equivalents outstanding               1,306        577       --         --         --
  Shares attributable to options pursuant to Staff Accounting
    Bulletin No. 8                                                            --         151        151        151        151
                                                                         --------   --------   --------   --------   --------
                                                                           20,367     17,028     13,241      9,396      9,231
                                                                         --------   --------   --------   --------   --------
                                                                         --------   --------   --------   --------   --------

Extraordinary loss on early retirement of debt, net of taxes per share   $  (0.03)  $    --    $    --    $    --    $    --
                                                                         --------   --------   --------   --------   --------

Dividends and accretion on mandatorily redeemable preferred stock per share:

Dividends and accretion on mandatorily redeemable preferred stock          (6,694)    (3,003)    (1,518)       --         --
                                                                         --------   --------   --------   --------   --------
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Weighted average common shares outstanding:
  Shares attributable to common stock outstanding                          19,061     16,300     13,090      9,245      9,080
  Shares attributable to common stock equivalents outstanding               1,306        577        --         --         --
  Shares attributable to options pursuant to Staff Accounting
    Bulletin No. 8                                                            --         151        151        151        151
                                                                         --------   --------   --------   --------   --------
                                                                           20,367     17,028     13,241      9,396      9,231
                                                                         --------   --------   --------   --------   --------
                                                                         --------   --------   --------   --------   --------

Dividends and accretion on mandatorily redeemable
  preferred stock per share                                              $  (0.33)  $  (0.18)  $  (0.11)  $    --    $    --
                                                                         --------   --------   --------   --------   --------

Net income (loss) per share applicable to common stock:

Net income (loss) applicable to common stock                                8,150     (1,717)   (13,671)   (10,131)    (6,851)
                                                                         --------   --------   --------   --------   --------

Weighted average common shares outstanding:
  Shares attributable to common stock outstanding                          19,061     16,300     13,090      9,245      9,080
  Shares attributable to common stock equivalents outstanding               1,306        577        --         --         --
  Shares attributable to options pursuant to Staff Accounting
    Bulletin No. 8                                                            --         151        151        151        151
                                                                         --------   --------   --------   --------   --------
                                                                           20,367     17,028     13,241      9,396      9,231
                                                                         --------   --------   --------   --------   --------

Net income (loss) per share applicable to common stock                   $   0.40   $  (0.10)  $  (1.03)  $  (1.08)  $  (0.74)
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